CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated January 22, 2004, with respect to the consolidated financial statements of Roadway Corporation which report appears in the Yellow Roadway Corporation Current Report on Form 8-K dated February 19, 2004, as amended March 4, 2004, incorporated by reference herein in the Registration Statement on Form S-8 pertaining to the Yellow Roadway Corporation 2004 Long-term Incentive and Equity Award Plan.

/s/ Ernst & Young LLP

Akron, Ohio

December 17, 2004